Exhibit 10.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-78277) of Acambis plc of our report dated March 27, 2003 relating to the financial statements of Acambis plc, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cambridge, UK
June 30, 2003